EXHIBIT 27L

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-278724 on Form N-4 of our report dated March 25, 2025, relating to the statutory basis financial statements of Union Security Insurance Company, appearing in the N-VPFS filed with the SEC by the Company on April 17, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
April 21, 2025